June 2006

Business Strategy

Focus on the Barnett Shale.

Acquire acreage at favorable terms.

Acquire 3D seismic over acreage lacking sufficient well control.

Acquired a small producer for access to service assets.

Evaluate joint ventures for development activities.

Explore with vertical wells – develop with higher-producing
horizontal wells.

Capitalize on operating capabilities.

History of Westside

Westside Energy Corp. is a Barnett Shale focused company based in Houston, TX.

The Company is primarily engaged in the acquisition, exploration, development and production of oil, gas and natural gas liquids.

2004

2005

6/20/2005:  AMEX lists
shares of “WHT.”

11/8/2004:   $18.5
million equity
offering.

2/26/2004 – Westside
Energy Corporation
restructured.

2006

3/15/2006: Closed
EBS acquisition and
$45 million Credit
Facility.

1/09/2006: $9.5
million equity offering.

06/01/2006:
Announced Executive
Promotions

1/24/2006: Appointed
Craig Glick to the
Board of Directors.

3/31/2005: Appointed
Doug Manner, John
Raymond & Herbert
Williamson, III to the
Board of Directors.

Combined Operations Overview

Approximately 65,9891 net acres.

Approximately 470 potential well sites 2.

Attractive lease terms

Numerous drilling locations in close
proximity to existing pipeline
infrastructure.

Focused on lower-risk drilling in areas
with established wells with a history of
long life production and reserves.

3-D seismic over approximately 2,500
acres in Hill County.

1.

Some acreage participation rights are subject to joint operating agreements.

2.

Based on the assumption that 50% of net acreage is drillable (average 70 acre spacing).

WHT Leasehold

CLAY

MONTAGUE

COOKE

JACK

WISE

DENTON

PALO PINTO

PARKER

TARRANT

COMANCHE

HOOD

JOHNSON

ELLIS

HILL

CORYELL

ERATH

HAMILTON

LAMPASAS

MILLS

BOSQUE

SOMMERVILLE

EBS Acquisition

Components of Value

Westside has assembled all of the pieces necessary in order to create significant value per share for the shareholders.

Westside is just now beginning to realize the production potential of its acreage position but trades at a significant discount to peers with established production history.

As the Company realizes its full potential, continued drilling success will translate into substantial increases in operating cash flow, reserves & production per share.

Access to Rigs &

Well Services

Highly

Experienced

Management

Team & Board

Significant

Acreage Position

in the Prolific

Barnett Shale

Full Operations

Team with

Extensive

Experience

Ownership in

Midstream

Assets

$8.4 Million in

Liquidity & Proven

Access to Capital

Markets

Access to Rigs &

Well Services

Access to Rigs &

Well Services

Highly

Experienced

Management

Team & Board

Significant

Acreage Position

in the Prolific

Barnett Shale

Full Operations

Team with

Extensive

Experience

Ownership in

Midstream

Assets

$6.7 Million in

Liquidity, $45 Million

Credit Facility & Proven

Markets

Access to Capital

Unconventional Gas Plays – Major U.S. Shale Gas Basins

Barnett Geology

Barnett Geology

Producer Rankings for Newark East – Barnett Shale

2005 – 2006

                                    Production                   Percent of   Percent Increase

                                             (Bcf)                                Field Production                            (’04-’05 to ’04-’06)

Top 6                          420                                    84.3                                31.1

Middle 21                                 57                                    11.5                                     -9.9

Small 130                                21                           4.2                                  49.4

                                                   498                                      25.2

2004 – 2005

Top 6                          320                         80.5

Middle 21                                  63                                      16

Small 101                                 14                                      3.6

                                           398

Source: Texas Railroad Commission August 2004 – March 2005. April 2005 – March 2006

Analysis of Top Tier

‘05 – ‘06 Ranking                                          Action                                 ’04-’05 Ranking

               #1                                              Bought #2                                                        #1

               #2                                    Bought #3 and others                                       N/A –  up from Mid Tier

               #3                                              Bought #6                                                       #5

               #4                                 No material transactions                               #4

               #5                                    No material transactions                               N/A – up from Mid Tier

               #6                                 Multiple  transactions                       N/A – up from Mid Tier

Source: Texas Railroad Commission August 2004 – March 2005. April 2005 – March 2006

Several themes are driving the strong
current E&P M&A market:

Commodity prices reaching new
highs with a perception that we are
in a ‘new environment.’

Unprecedented levels of private
equity seeking investment
opportunities.

Receptive energy capital markets,
providing low cost of capital for
acquirers.

Limited internal prospects for E&P
companies, increasing focus on
acquisitions.

Gas focused reserves in the Mid-
continent, Rockies, Appalachia and Gulf
Coast have been a focus for M&A since
2004.

Equity valuations of gas focused,
Mid Cap and Small Cap E&P’s
have risen sharply, making
accretive acquisitions difficult.

Source: J.S. Herold

Recent United States E&P transactions with values above $15 million and disclosed reserve information.

1.

Equally weighted averages using WTI Cushing and Henry Hub prices, converted to Mcfe at a ratio of 6 / 1.

Historical E&P M&A Activity

M&A Valuations vs. Commodity Prices 1

E&P M&A Valuation Trends

Source: J.S. Herold

U.S. E&P transactions greater than $25MM in deal value with disclosed reserve information.

E&P Transaction Metrics – Barnett Shale

Conclusions

Consolidation is a major factor in the Barnett Shale
development, past, present and future.

Success through the drill bit will ultimately drive
value.

Current acquisition pricing requires relative scale and
financial resources.

Commodity pricing along with availability and cost of
services will impact returns.

Technological advances will improve returns.

4400 Post Oak Parkway, Suite 2530
Houston, TX 77027
Phone: 713-979-2660
Fax: 713-979-2665
www.westsideenergy.com
Ticker Symbol: WHT